             As filed with the Securities and Exchange Commission on May 9, 2001
                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                            ALLEGIANCE TELECOM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  Delaware                            75-2721491
      (State or Other Jurisdiction of              (I.R.S. Employer
      Incorporation or Organization)              Identification No.)

                             9201 Central Expressway
                               Dallas, Texas 75231
               (Address of Principal Executive Offices) (Zip Code)

                                 ---------------

               ALLEGIANCE TELECOM, INC. 1998 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                 ---------------

                               Mark B. Tresnowski
              Senior Vice President, General Counsel and Secretary
                            Allegiance Telecom, Inc.
                       700 E. Butterfield Road, Suite 400
                             Lombard, Illinois 60148
                                 (630) 522-5200
            (Name and Address of Agent For Service; Telephone Number,
                   Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

                                                              PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
        TITLE OF SECURITIES TO BE         AMOUNT TO BE      OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION
               REGISTERED                 REGISTERED (1)            SHARE                PRICE                FEE
    --------------------------------    ----------------    ------------------     ------------------     ------------
    Common Stock, par value
    $.01 per share..................    8,766,333 shares        $18.37 (2)            $161,037,537         $40,259

(1) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers such additional shares of common stock as may become issuable pursuant to possible adjustments under the 1998 Stock Incentive Plan, as amended.

(2) The shares being registered hereby are additional shares reserved for issuance pursuant to the Allegiance Telecom, Inc. 1998 Stock Incentive Plan, as amended. Estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices reported for Allegiance Telecom's Common Stock on the Nasdaq National Market on May 4, 2001, of $18.37.

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



                                EXPLANATORY NOTE

    This Registration Statement on Form S-8 is being filed by Allegiance Telecom, Inc., a Delaware corporation, in connection with the registration of an additional 8,766,333 shares of our common stock, par value $.01 per share, issuable pursuant to the Third Amendment to the Allegiance Telecom, Inc. 1998 Stock Incentive Plan. There is an effective registration statement relating to the issuance under this Plan of 6,000,000 shares of our common stock (Registration No. 333-46866). There is an effective registration statement relating to the issuance under this Plan of 9,233,667 shares of our common stock (Registration No. 333-70769), after giving effect to a three-for-two stock dividend on our common stock issued to stockholders on February 28, 2000, both of which are incorporated by reference herein in accordance with General Instruction E to Form S-8. In addition, in accordance with General Instruction E to Form S-8, this Registration Statement includes a facing page, this page, the signature page, an Exhibit Index, an Exhibit 5 legal opinion and Exhibit 23 accountant's consent.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 9, 2001.

                                   ALLEGIANCE TELECOM, INC.


                                   By:  /s/ ROYCE J. HOLLAND
                                      -----------------------------------------
                                       Royce J. Holland, Chairman of the Board
                                       and Chief Executive Officer

                                POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark B. Tresnowski and Annie S. Terry, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments or supplements to this Form S-8 Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities indicated on May 9, 2001.

                   SIGNATURE                                          CAPACITY
                   ---------                                          --------
    /s/ ROYCE J. HOLLAND                               Chairman of the Board and Chief Executive
    ----------------------------------------             Officer (Principal Executive Officer)
    Royce J. Holland

    /s/ C. DANIEL YOST                                 President, Chief Operating Officer and
    ----------------------------------------             Director
    C. Daniel Yost

    /s/ THOMAS M. LORD                                 Executive Vice President, Chief Financial
    ----------------------------------------             Officer and Director (Principal Financial
    Thomas M. Lord                                       Officer)

    /s/ G. CLAY MYERS                                  Senior Vice President of Finance and
    ----------------------------------------             Accounting (Principal Accounting Officer)
    G. Clay Myers

    /s/ ANTHONY J. PARELLA                             Executive Vice President and Director
    ----------------------------------------
    Anthony J. Parella

    /s/ JAMES E. CRAWFORD, III                         Director
    ----------------------------------------
    James E. Crawford, III

    /s/ JOHN B. EHRENKRANZ                             Director
    ----------------------------------------
    John B. Ehrenkranz

    /s/ PAUL J. FINNEGAN                               Director
    ----------------------------------------
    Paul J. Finnegan

    /s/ RICHARD D. FRISBIE                             Director
    ----------------------------------------
    Richard D. Frisbie

    /s/ HOWARD I. HOFFEN                               Director
    ----------------------------------------
    Howard I. Hoffen

    /s/ REED E. HUNDT                                  Director
    ----------------------------------------
    Reed E. Hundt

    /s/ JAMES N. PERRY, JR.                            Director
    ----------------------------------------
    James N. Perry, Jr.

                                INDEX TO EXHIBITS

 EXHIBIT
 NUMBER             DESCRIPTION
 -------            -----------
   4.1              Form of certificate representing shares of Common Stock,
                    $.01 par value per share, incorporated by reference to
                    Exhibit 4.5 of Allegiance Telecom, Inc.'s Registration
                    Statement on Form S-1 (Registration File No. 333-53475)

   4.2              Allegiance Telecom, Inc. 1997 Nonqualified Stock Option
                    Plan, incorporated by reference to Exhibit 10.4 of its Registration Statement on Form S-4 (Registration File No.
                    333-49013)

   4.3 Allegiance Telecom, Inc. 1998 Stock Incentive Plan, incorporated by reference to Exhibit 10.6 of its Registration Statement on Form S-1 (Registration File No.
                    333-53475)

   4.4              First Amendment to the Allegiance Telecom, Inc. 1998 Stock
                    Incentive Plan, incorporated by reference to Exhibit 10.7 of its Form 10-K for the fiscal year ended December 31, 1998

   4.5              Second Amendment to the Allegiance Telecom, Inc. 1998 Stock
                    Incentive Plan, incorporated by reference to Exhibit 10.8 of its Form 10-K for the fiscal year ended December 31, 1999

   4.6              Third Amendment to the Allegiance Telecom, Inc. 1998 Stock
                    Incentive Plan, incorporated by reference to Exhibit 10.9 of its Form 10-K for the fiscal year ended December 31, 2000

  *5.1              Opinion of Mark B. Tresnowski, the Senior Vice President,
                    General Counsel and Secretary of Allegiance Telecom, Inc., with respect to the legality of the shares of the common stock being registered hereby

 *23.1              Consent of Arthur Andersen LLP

 *23.2              Consent of Mark B. Tresnowski (included in Exhibit 5.1)

  *24 Power of Attorney (included in the signature pages of this Registration Statement)

----------

    * Filed herewith.